     As filed with the Securities and Exchange Commission on April 30, 2001.
                                                           (File No. 333-______)
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------


                          WIRELESS TELECOM GROUP, INC.
             (Exact name of registrant as specified in its charter)


                 New Jersey                               22-2582295
        (State or other jurisdiction                   (I.R.S. Employer
     of incorporation or organization)                Identification No.)

                 E. 64 Midland Avenue, Paramus, New Jersey 07652
           (Address of principal executive offices including zip code)

                             2000 Stock Option Plan
                            (Full title of the plan)

                                Edward J. Garcia
                        c/o Wireless Telecom Group, Inc.
                              E. 64 Midland Avenue
                            Paramus, New Jersey 07652
                     (Name and address of agent for service)

                                 (201) 261-8797
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                              Robert H. Cohen, Esq.
                     Morrison Cohen Singer & Weinstein, LLP
                         750 Lexington Avenue, 8th Floor
                               New York, NY 10022

================================================================================

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
                                                      Proposed Maximum          Proposed Maximum
   Titles of Securities          Amount to            Offering Price           Aggregate Offering             Amount of
     to be Registered       be Registered(1)(2)          Per Share                  Price(3)             Registration Fee(3)
   --------------------     -------------------          ---------                  ---------            -------------------
 Common Stock, par value      1,500,000 shares             $2.30                   $3,450,000                 $862.50
      $.01 per share
----------------------------------------------------------------------------------------------------------------------------

(1) Shares of common stock, par value $.01 per share ("Common Stock") issuable upon the exercise of options granted under the Wireless Telecom Group, Inc. 2000 Stock Option Plan.

(2) Pursuant to Rule 416, there are also being registered an indeterminate number of shares of Common Stock as may become issuable to prevent dilution, stock splits, stock dividends or other similar transactions.

(3) Estimated pursuant to Rule 457(c) and (h) solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of the Registrant's Common Stock as reported on the American Stock Exchange on April 27, 2001 and a registration fee rate of .000250.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

         * Note: The document(s) containing the employee benefit plan information required by Item 1 of this Form and the statement of availability of registrant information, employee benefit plan annual reports and other information required by Item 2 of this Form will be sent or given to participants as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                Explanatory Note

         We have prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, (the "Securities Act") to register 1,500,000 shares of common stock, par value $.01 per share ("Common Stock"), (including additional shares that may be reissued or offered as a result of stock splits, stock dividends or similar transactions relating to these shares) which we have reserved for issuance upon exercise of stock options granted under the Wireless Telecom Group, Inc. 2000 Stock Option Plan (the "Plan").

         This registration statement also registers reoffers and resales of 120,000 shares of Common Stock issuable upon the exercise of options granted under the Plan and acquired by selling stockholders who may be deemed "affiliates" (as such term is defined in Rule 405 under the Securities Act) of the Company. These securities may be reoffered and resold on a continuous or delayed basis in the future under Rule 415 the Securities Act.

         This registration statement contains two parts. The first part contains a "reoffer prospectus" prepared in accordance with Part I of Form S-3 under the Securities Act. The second part contains information required in the registration statement pursuant to Part II of Form S-8.

                               REOFFER PROSPECTUS
                                 120,000 Shares

                          WIRELESS TELECOM GROUP, INC.
                          Common Stock, $.01 par value

         This Prospectus relates to the public offering and sale by certain shareholders (the "Selling Shareholders") of up to 120,000 shares of common stock, par value $.01 per share, which the Selling Shareholders have acquired under the Wireless Telecom Group, Inc. 2000 Stock Option Plan.

         The prices at which the Selling Shareholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any proceeds from the sale of the shares.

         Our common stock is listed on the American Stock Exchange under the symbol "WTT".

         This investment involves risk. See "Risk Factors" beginning at page 4

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                The date of this Prospectus is April 30, 2001

                                TABLE OF CONTENTS

Where You Can Find More Information.........................................1
Prospectus Summary..........................................................2
The Offering................................................................3
Risk Factors................................................................4
Use of Proceeds.............................................................7
Dilution....................................................................7
Plan of Distribution........................................................7
Selling Shareholders.......................................................10
Legal Matters..............................................................11
Experts....................................................................11

                       WHERE YOU CAN FIND MORE INFORMATION

         We are a public company. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the Selling Shareholders sell all of their shares of common stock. This prospectus is part of a registration statement we filed with the SEC.

         1. Annual Report on Form 10-K, for the fiscal year ended December 31, 2000; and

         2. The description of the Registrant's Common Stock contained in its Registration Statement on Form S-4/A dated June 13, 2000.

         You may request a copy of these filings, at no cost, by oral request or by writing to us at the following address:

                          Wireless Telecom Group, Inc.
                             East 64 Midland Avenue
                            Paramus, New Jersey 07652
                                 (201) 261-8797

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The Selling Shareholders will not make an offer of these shares of common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus. This summary is not complete and may not contain all of the information that you should consider before investing in the securities. You should read the entire prospectus carefully. Unless we otherwise say so, when we discuss our outstanding securities, we exclude all of our shares of common stock issuable upon the exercise of currently outstanding warrants and options and the conversion of our convertible securities.

The Company

         Wireless Telecom Group, Inc., a New Jersey corporation (the "Company" or "Wireless"), develops, manufactures and markets a wide variety of electronic noise sources and electronic testing and measuring instruments including power meters, voltmeters and modulation meters. The Company's products have historically been primarily used to test the performance and capability of cellular/PCS and satellite communications systems, and to measure the power of RF and microwave systems. Other applications include radio, radar, wireless local area network (WLAN) and digital television.

         On July 7, 2000, a newly formed, wholly-owned subsidiary of the Company, WTT Acquisition Corp., merged with and into Boonton, a public entity. Each share of Boonton common stock was converted into .79 shares of the Company's common stock with aggregated consideration totaling 1,885,713 shares of Wireless common stock. The merger was accounted for as a pooling of interests and accordingly, all periods prior to the merger have been restated to include the results of operations, financial position and cash flows of Boonton.

                                  THE OFFERING

Securities Offered..............................120,000 shares of common stock acquired or to be acquired by the Selling Shareholders upon the exercise
                                                of options granted to them under our 2000 Stock Option
                                                Plan. See "Selling Shareholders" and "Plan of Distribution."

Common Stock outstanding as of
April 30, 2001..................................17,835,977



Risk Factors....................................The securities offered hereby involve a high degree of risk. Only investors who can bear the
                                                loss of their entire investment should invest.
                                                See "Risk Factors."

Use of Proceeds.................................We will not receive any of the proceeds when the
                                                Selling Shareholders sell their shares of common
                                                stock. We may, however, receive proceeds when
                                                such Selling Shareholders exercise their options
                                                to purchase our common stock. See "Use of
                                                Proceeds."

Dividend Policy.................................We currently intend to retain all future earnings to fund the development and growth of our business.
                                                We do not anticipate paying cash dividends.

American Stock Exchange Symbol.................."WTT"


                                  RISK FACTORS

         The following risk factors, in addition to the other information contained in this prospectus, should be considered carefully by the shareholders before making an investment decision. The ownership of Wireless common stock involves risks, including those described below, which could adversely affect the value of Wireless common stock. The risks described below are not the only risks facing Wireless. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

         This Prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this Prospectus.

Risks of Wireless Business

Wireless Faces Aggressive Competition And Rapid Technological Change In The Information Services And Technology Marketplace

         Wireless operates in an industry characterized by aggressive competition, rapid technological change, evolving technology standards and short product life cycles. Wireless competes against many companies that utilize similar technology to that of Wireless, some of which are larger and have substantially greater resources and expertise in financial, technical and marketing areas than Wireless. Some of these companies are Agilent Technologies (formerly Hewlett-Packard), IFR, Rhode and Schwarz, and Anritsu. Wireless competes by having a niche in several product areas where it capitalizes on its expertise in manufacturing products with unique specifications. Failure by Wireless to respond to changing technologies, customer needs and industry standards could have material adverse consequences to its business and results of operations. Future operating results of Wireless will depend on the ability of Wireless to:

         o design, develop, introduce, deliver or obtain new and innovative products and services on a timely and cost-effective basis;

         o mitigate the effects of competitive pressures and volatility in the information services and wireless telecommunications market on revenues, pricing and margins;

         o  effectively manage the shift of its business mix; and

         o  attract and retain highly skilled personnel.

Failure By Wireless To Manage Growth Effectively Could Adversely Affect Its Business

         Current expansion plans of Wireless may place a significant strain on its personnel and management resources and financial and management control systems. Personnel, management resources and Wireless management and financial control systems may not be adequate to address future expansion of its business and operations. Failure by Wireless to maintain adequate personnel and management resources or to upgrade its operating, management and financial control systems or any difficulties encountered during such upgrades could adversely affect its business. The success of Wireless' expansion plans will depend in part on its ability to expand personnel and management resources and to improve its management and financial control systems. Wireless may not be successful in any of these regards.

Wireless Acquisition Strategy May Adversely Affect Its Financial Condition And Performance

         Wireless continues to look for opportunities to acquire businesses and product lines. To that end, Wireless has had, and continues to have, discussions with acquisition candidates. The level of this activity will vary from time to time depending on the type of acquisition candidates Wireless identifies.

         Acquiring additional businesses and product lines may require additional capital and may have a significant impact on the financial position and results of operations of Wireless. Acquisitions made with Wireless stock could dilute existing shareholders. Wireless cannot assure the Selling Stockholders that it will be successful in identifying acceptable acquisition candidates or that any acquired operations will be profitable or will be successfully integrated or that any such future acquisitions will not materially and adversely affect its business, financial condition and results of operations.

         The ability of Wireless to accomplish its strategy will depend upon a number of factors including, among other things, Wireless' ability to identify acceptable acquisition candidates, to acquire the necessary funds for such acquisitions, to consummate such acquisitions on terms favorable to it and to promptly and profitably integrate the acquired operations into its operations.

         Opportunities for growth through acquisitions, future operating results and the success of acquisitions may be subject to the effects of, and changes in, United States and foreign trade and monetary policies, laws and regulations, political and economic developments, inflation rates, and the effect of taxes and operating conditions.

Wireless Preferred Stock Could Delay, Deter Or Prevent A Change In Control

         Although Wireless does not expect to issue Preferred Stock in the foreseeable future, its Preferred Stock could be used to delay, defer or prevent a change in control or be used to resist takeover offers opposed by management. Under some circumstances, Wireless' Board of Directors could create impediments to or frustrate persons seeking to effect a takeover or otherwise gain control of Wireless by causing shares of Preferred Stock with voting or conversion rights to be issued to a holder or holders who might side with its Board of Directors in opposing a takeover bid that the Board of Directors determines to be not in the best interest of Wireless and its stockholders.

Maintenance Of Listing On Amex

         Wireless common stock is listed on the American Stock Exchange (the
AMEX), and Wireless is subject to the AMEX's maintenance requirements. Wireless' failure to meet the AMEX's maintenance requirements may result in a delisting of the common stock. Wireless cannot assure you that its common stock will not be delisted by the AMEX. The determination by the AMEX to delist a company is not based on a precise mathematical formula, but rather on a review of all relevant facts and circumstances in light of the AMEX's policies. The AMEX will normally consider delisting a company which:

         o has stockholders' equity of less than $2,000,000 if such company has sustained losses from continuing operations and/or net losses in two of its three most recent fiscal years; or

         o has sustained losses which are so substantial to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the AMEX, as to whether such company will be able to continue operations and/or meet its obligations as they mature.

Wireless Stock Price Has Been Volatile

         Wireless cannot assure you of the prices at which its common stock will trade. The market prices for securities of companies such as Wireless historically have been highly volatile. From January 1, 1999 to April 30, 2001, the market price of Wireless common stock has ranged from a high of $9.88 per share, to a low of $1.50 per share. The following factors may have a significant impact on the market price of the common stock:

         o announcements of technological innovations or new commercial products by

         o  regulatory developments; Wireless or its competitors;

         o  disputes concerning patent or proprietary rights; and

         o economic and other external factors, as well as period-to-period fluctuations in financial results.

                                 USE OF PROCEEDS

         We will not receive any proceeds when the Selling Stockholders sell their common stock to others. However, we may receive proceeds when the Selling Stockholders exercise their options to acquire such common stock. We intend to contribute such proceeds to working capital and to use such proceeds for general corporate purposes.

                                    DILUTION

         Because our Selling Stockholders will offer and sell the common stock covered by this Prospectus at various times at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions, we have not included in this Prospectus information about the dilution (if any) to the public arising from these sales.

                              PLAN OF DISTRIBUTION

         Wireless is registering 120,000 shares on behalf of the Selling Stockholders. All of the shares were originally issued by Wireless pursuant to employee benefit plans. The Selling Stockholders named in the table below or pledgees, donees, transferees or other successors-in-interest selling shares received from a named selling Stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this Prospectus may sell the shares from time to time. The Selling Stockholders will act independently of Wireless in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Stockholders may effect such transactions by selling the shares to or through broker-dealers or directly to purchasers (in the event of a private sale). The shares may be sold by one or more of, or a combination of, the following:

         o a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus;

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

         o  in privately negotiated transactions.

         To the extent required, this Prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker- dealers to participate in the resales.

         The Selling Stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell shares short and redeliver the shares to close out such short positions. The Selling Stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this Prospectus.

The Selling Stockholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this Prospectus.

         Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Stockholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Usual and customary brokerage fees will be paid by the Selling Stockholders. Broker-dealers or agents and any other participating broker-dealers or the Selling Stockholders may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because Selling Stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. The Selling Stockholders have advised Wireless that they have not entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by Selling Stockholders.

         The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a specified period prior to the commencement of such distribution. In addition, each Selling Stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders. Wireless will make copies of this Prospectus available to the Selling Stockholders and has informed them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the shares.

         Wireless will file a supplement to this Prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

         o  the name of each such Selling Stockholder and of the participating,

         o  broker-dealer(s),

         o  the number of shares involved,

         o  the price at which such shares were sold,

         o the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

         o that such broker-dealer(s) did not conduct any investigation to verify,

         o the information set out or incorporated by reference in this Prospectus, and

         o  other facts material to the transaction.

         Wireless will bear all costs, expenses and fees in connection with the registration of the shares. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. The Selling Stockholders have agreed to indemnify certain persons, including broker-dealers and agents, against certain liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

                              SELLING STOCKHOLDERS

         The shares of common stock to which this prospectus relates are being registered for reoffers and resales by the Selling Stockholders who have acquired or may acquire such common stock pursuant to the exercise of options granted under the Plan. The Selling Stockholders named below may resell all, a portion or none of their shares of common stock, from time to time.

         Participants under the Plan who are deemed to be "affiliates" of Wireless and who may acquire Common stock under the Plan may be added to the Selling Stockholders listed below from time to time by use of a prospectus supplement filed pursuant to Rule 424(b) under the Securities Act. An "affiliate" is defined in Rule 405 under the Securities Act as a "person that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control" with Wireless Telecom Group, Inc.

         The table below sets forth with respect to each Selling Stockholder who is an affiliate of Wireless, the number of shares of Common Stock beneficially owned before the sale of the common stock offered hereby, the number of shares of Common Stock to be sold hereby, the number of shares of Common Stock beneficially owned after the sale of the Common Stock offered hereby, and the percent of the outstanding shares of common stock owned before and after the sale of the common stock offered hereby.

                                 COMMON STOCK
                              BENEFICIALLY OWNED
                                BEFORE SELLING         COMMON STOCK WHICH           COMMON STOCK         PERCENTAGE OF COMMON
        SELLING                  STOCKHOLDER          MAY BE SOLD PURSUANT       BENEFICIALLY OWNED        STOCK OWNED AFTER
      STOCKHOLDERS                REOFFER(1)          TO THIS PROSPECTUS(2)       AFTER REOFFER(1)            REOFFER(3)
-------------------------    ---------------------    ----------------------    ---------------------    ----------------------
Edward J. Garcia,                  237,000                   100,000                  237,000                    1.3%
Chairman  of the  Board,
Chief Executive  Officer
and President(4)

Marc Wolfsohn,                       -0-                      20,000                     -0-                       *
Chief Financial Officer


*Represents less than 1%

(1) Does not include shares of common stock that may be acquired by the Selling Stockholders upon exercise of options that have not vested within 60 days of this prospectus. The inclusion in this prospectus of the stated number of shares does not constitute a commitment to sell any or all of such shares. The number of shares of common stock offered shall be determined from time to time by each Selling Stockholder at his or her sole discretion.

(2) Includes shares of common stock underlying options granted to the Selling Stockholders under the 2000 Stock Option Plan, whether or not exercisable as of, or within 60 days of, the date of this prospectus.

(3) Based on an aggregate of 17,835,977 shares of common stock outstanding as of April 30, 2001.

(4) Includes 75,000 shares of common stock and options to purchase 162,000 shares of common stock vested and exercisable within 60 days of this Prospectus. Does not include options to purchase 358,000 shares of common stock not exercisable within 60 days hereof.

                                  LEGAL MATTERS

         The legality of Wireless common stock offered by this prospectus will be passed upon for Wireless by Morrison Cohen Singer & Weinstein, LLP, New York, New York. Members of Morrison Cohen Singer & Weinstein, LLP hold equity securities in Wireless.

                                     EXPERTS

         The balance sheets as of December 31, 2000 and 1999 and the related statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000 included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000 which is incorporated by reference in this prospectus have been audited by, and are incorporated by reference herein in reliance upon the report of Lazar Levine & Felix LLP, independent auditors, given on the authority of that firm as experts in accounting and auditing.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Section 14A:2-7(3) of the New Jersey Business Corporation Act permits a corporation to provide in its Certificate of Incorporation that a director or officer shall not be personally liable to the corporation or its stockholders for breach of any duty owed to the corporation of its stockholders, except that such provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such persons' duty of loyalty to the corporation or its stockholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of any improper personal benefit. The Registrant's Certificate of Incorporation includes limitations on the liability of officers and directors to the full extent permitted by New Jersey law.

         The Registrant's Board of Directors has authorized the Company to provide a general indemnification of its officers, directors and employees regarding any claims or liabilities incurred in the course of their employment.
Section 14A:3-5 of the New Jersey Business Corporation Act provides that a corporation may indemnify its directors, officers, employees and agents against judgments, fines, penalties, amounts paid in settlement, and expenses, including attorney's fees, resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified therein. Determinations concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) independent legal counsel, or (c) an affirmative vote of a majority of shares held by the stockholders. No indemnification is permitted to be made to or on behalf of a corporate director, officer, employee or agent if a judgment or other final adjudication adverse to such person establishes that his acts or omissions (a) were in breach of his duty of loyalty in the corporation or its stockholders, (b) were not in good faith or involved a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

         The Company has in effect, under a policy effective January 19, 2001 and expiring on January 19, 2002, insurance covering all of its directors and officers against certain liabilities and reimbursing the Company for obligations for which it incurs as a result of its indemnification of such directors, officers and employees.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Wireless pursuant to the foregoing provisions, Wireless has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         At present, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of Wireless in which indemnification is being sought, nor is Wireless aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee, or other agent of Wireless.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

                  a) Annual Report on Form 10-K for the fiscal year ended December 31, 2000; and

                  b) The description of the Registrant's Common Stock contained in its Registration Statement on Form S-4/A dated June 13, 2000.

                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                 USE OF PROCEEDS

         We will not receive any proceeds when the Selling Stockholders sell their common stock to others. However, we may receive proceeds when the Selling Stockholders exercise their options to acquire such common stock. We intend to contribute such proceeds to working capital and to use such proceeds for general corporate purposes.

                         DETERMINATION OF OFFERING PRICE

         The Selling Stockholders may sell their shares of common stock through public or private transactions at current market prices, or at previously negotiated prices.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  (i) Limitation of Liability of Directors and Officers. Section 14A:2-7(3) of the New Jersey Business Corporation Act permits a corporation to provide in its Certificate of Incorporation that a director or officer shall not be personally liable to the corporation or its stockholders for breach of any duty owed to the corporation of its stockholders, except that such provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such persons' duty of loyalty to the corporation or its stockholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of any improper personal benefit. The Registrant's Certificate of Incorporation includes limitations on the liability of officers and directors to the full extent permitted by New Jersey law.

                  (ii) Indemnification of Directors and Officers. The Registrant's Board of Directors has authorized the Company to provide a general indemnification of its officers, directors and employees regarding any claims or liabilities incurred in the course of their employment. Section 14A:3-5 of the New Jersey Business Corporation Act provides that a corporation may indemnify its directors, officers, employees and agents against judgments, fines, penalties, amounts paid in settlement, and expenses, including attorney's fees, resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified therein. Determinations concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors,
(b) independent legal counsel, or (c) an affirmative vote of a majority of shares held by the stockholders. No indemnification is permitted to be made to or on behalf of a corporate director, officer, employee or agent if a judgment or other final adjudication adverse to such person establishes that his acts or omissions (a) were in breach of his duty of loyalty in the corporation or its stockholders, (b) were not in good faith or involved a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

                  (iii) Insurance. The Company has in effect, under a policy effective January 19, 2001 and expiring on January 19, 2002, insurance covering all of its directors and officers against certain liabilities and reimbursing the Company for obligations for which it incurs as a result of its indemnification of such directors, officers and employees.

Item 7.           Exemption From Registration.

                  Not applicable

Item 8.           Exhibits.


Exhibit No.                             Description
-----------                             -----------
1.1                                     2000 Stock Option Plan of the Registrant.

5                                       Opinion of Morrison Cohen Singer & Weinstein, LLP

23.1                                    Consent of Lazar, Levine & Company LLP

23.2                                    Consent of Morrison Cohen Singer & Weinstein, LLP
                                        (contained in Exhibit 5)


Item 9.           Undertakings.

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of New York, state of New York, on the 27th day of April 2001.

                           WIRELESS TELECOM GROUP, INC.
                           (Registrant)



                           By: /s/ Edward Garcia
                              ________________________________
                              Edward Garcia
                              Chairman of the Board and Chief Executive Officer

         In accordance with the requirements of the Securities Act, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


Signature                                 Title                                               Date
---------                                 -----                                               ----
/s/ Edward Garcia
____________________________________     Chairman of the Board and                           April 27, 2001
Edward Garcia                            Chief Executive Officer


/s/ Marc Wolfsohn
____________________________________     Chief Financial Officer                             April 27, 2001
Marc Wolfsohn

 /s/ John Wilchek
____________________________________      Director                                           April 27, 2001
John Wilchek

/s/ Demir Richard Eden
____________________________________      Director                                           April 27, 2001
Demir Richard Eden

/s/ Franklin H. Blecher
____________________________________      Director                                           April 27, 2001
Franklin H. Blecher

/s/ Henry L. Bachman
____________________________________      Director                                           April 27, 2001
Henry L. Bachman

/s/ Reed DuBow
____________________________________      Controller                                         April 27, 2001
Reed DuBow



                                  Exhibit Index

Exhibit No.                  Description
-----------                  -----------
1.1                          2000 Stock Option Plan of the Registrant

5                            Opinion of Morrison Cohen Singer & Weinstein, LLP

23.1                         Consent of Lazar, Levine & Company LLP

23.2                         Consent of Morrison Cohen Singer & Weinstein, LLP
                             (contained in Exhibit 5)
